UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)
Copies to: Gregory Sichenzia, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 Telephone: (212) 930-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2018, New Age Beverages Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC acting as representative of the several underwriters named on Schedule 1 thereto (the “Underwriters”), which provided for the issuance and sale by the Company in an underwritten public offering (the “Offering”) and the purchase by the Underwriters of 8,200,00 shares of the Company’s common stock, $0.001 par value per share. Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold to the Underwriters at a public offering price of $1.28 per share, less certain underwriting discounts and commissions. The Company also granted the Underwriters a 30-day option to purchase, severally and not jointly, up to 1,000,000 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering. The net offering proceeds to the Company from the Offering are estimated to be approximately $9.5 million, after deducting estimated underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for purchasing inventory for newly gained distribution and other general working capital purposes. Certain of the Company’s officers and directors will purchase an aggregate of 1,953,125 shares of common stock in the offering at the public offering price. These shares are subject to the lock-up restrictions described below.

The Offering is expected to close on or about August 24, 2018, subject to customary closing conditions set forth in the Underwriting Agreement. The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-219341) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 16, 2017, as supplemented by a preliminary prospectus supplement, dated August 21, 2018, and a final prospectus supplement, dated August 22, 2018, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (including for liabilities under the Securities Act) and termination and other provisions customary for transactions of this nature. The Company and all of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from August 22, 2018 without first obtaining the written consent of the Underwriters, subject to certain exceptions.

The representations, warranties and covenants of the Company contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the opinion of Sichenzia Ross Ference Kesner LLP relating to the legality of the issuance and sale of the shares of common stock in the Offering is filed as Exhibit 5.1 hereto and is incorporated herein and into the Registration Statement by reference.

Item 8.01 Other Information.

On August 21, 2018, the Company issued a press release announcing the Offering. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

On August 22, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.2 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

Number
Description

1.1
Underwriting Agreement, dated August 22, 2018, by and between New Age Beverages Corporation and Roth Capital Partners, LLC acting as the representative of the several underwriters named on Schedule I thereto.
5.1
Opinion of Sichenzia Ross Ference Kesner LLP
23.1
Consent of Sichenzia Ross Ference Kesner LLP (included in the Opinion of Sichenzia Ross Ference Kesner LLP filed as Exhibit 5.1)
99.1
Press Release issued August 21, 2018
99.2
Press Release issued August 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: August 22, 2018	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer